Exhibit 99.1

Delek US Comments on CVR Energy, Inc.’s Nomination of Directors

No Shareholder Action Required

BRENTWOOD, Tenn., February 3, 2021 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today issued the following statement regarding the nomination by CVR Energy, Inc. ("CVR"), a majority owned subsidiary of Icahn Enterprises L.P., of three candidates for election to the Delek US Board of Directors at the Company’s 2021 Annual Meeting of Stockholders:

Delek US is committed to maintaining a strong, independent and diverse Board that serves the best interests of its shareholders, employees, customers and partners, and regularly reviews opportunities to create and deliver value. The Nominating and Corporate Governance Committee of the Company’s Board will process CVR’s submission, evaluate CVR’s nominees, and make a recommendation in due course. Delek US shareholders are not required to take any action at this time.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics. Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 253 convenience stores in central and west Texas and New Mexico.

Forward-Looking Statements
This release and other written or oral statements made from time to time by Delek US may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to those factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and our 2019 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Delek US assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information
Delek US, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. Delek US intends to file a proxy statement and a white proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. DELEK US SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the ownership of the Company’s stock and other securities by the Company’s directors and executive officers is included in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.delekus.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2021 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Delek US with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.delekus.com.

Investor Relations Contact:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Public Relations Contacts:
Michael Freitag / Tim Lynch / Andrew Squire - Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449